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Exhibit 32

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2003

        Each of the undersigned officers of Tootsie Roll Industries, Inc. certifies that (i) the Annual Report on Form 10-K of Tootsie Roll Industries, Inc. for the year ended December 31, 2003 (the Form 10-K) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tootsie Roll Industries, Inc.

Dated: March 12, 2004	/s/ MELVIN J. GORDON Melvin J. Gordon Chairman and Chief Executive Officer
Dated: March 12, 2004	/s/ G. HOWARD EMBER, JR. G. Howard Ember, Jr. Vice President/Finance and Chief Financial Officer

        A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tootsie Roll Industries, Inc. and will be retained by Tootsie Roll Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2003